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                                                                    EXHIBIT 23.1

                                                                KaufmanDavis, PC
                                                         AN INDEPENDENT CPA FIRM

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Stockholder
H-Quotient, Inc.

We consent to the incorporation of our financial statements dated June 11, 1999, with respect to the consolidated financial statements and schedules of Integrated Healthcare Systems, Inc. and Subsidiary (hereafter referred to as H-Quotient, Inc. and Subsidiaries) for the years ended December 31, 1997 and December 31, 1998 in the Registration Statement dated July 23, 1999 on Form 10-SB for the registration of H-Quotient, Inc. under the Securities Exchange Act of 1934.

/s/ Kaufman Davis, P.C.
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KAUFMAN DAVIS, PC
Bethesda, Maryland July 23, 1999